CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94096) of our report, dated February 6, 1998 on the consolidated balance sheets of BankIllinois Financial Corporation as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ending December 31, 1997, appearing in the Annual Report on Form 10-K for the year ended December 31, 1997.

McGLADREY & PULLEN



Champaign, Illinois
March 30, 1998